Exhibit 23


                  INDEPENDENT AUDITORS' CONSENT





The Board of Directors
Devon Energy Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-32378 and 33-67924) on Form S-8 of Devon Energy Corporation of our report dated December 19, 1995, with respect to the statement of revenues and direct operating expenses of the Worland Properties for the year ended December 31, 1994, which report appears in the Form 8-K of Devon Energy Corporation dated December 18, 1995.



                                            KPMG Peat Marwick LLP


Oklahoma City, Oklahoma
December 28, 1995



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